                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant To Section 14(A) Of The Securities

                              Exchange Act Of 1934

        Filed by the Registrant [X]

        Filed by a Party other than the Registrant [ ]

        Check the appropriate box:

        [ ] Preliminary Proxy Statement      [ ] Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))

        [X] Definitive Proxy Statement

        [ ] Definitive Additional Materials

        [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



                            BACKWEB TECHNOLOGIES LTD.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

        Payment of Filing Fee (Check the appropriate box):

        [X] No fee required.

        [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
            0-11.

               (1) Title of each class of securities to which transaction applies:

               (2) Aggregate number of securities to which transaction applies:

               (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

               (4)    Proposed maximum aggregate value of transaction:

               (5)    Total fee paid:

        [ ] Fee paid previously with preliminary materials:

        [ ] Check box if any part of the fee is offset as provided by Exchange
            Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               (1)    Amount Previously Paid:

               (2)    Form, Schedule or Registration Statement No.:

               (3)    Filing Party:

               (4)    Date Filed:

                                 [BACKWEB LOGO]


February 11, 2002


Dear Fellow Shareholder:

     You are cordially invited to attend an Extraordinary General Meeting of Shareholders of BackWeb Technologies Ltd., on Thursday, February 28, 2002, beginning at 9:00 A.M., local time, at the Doubletree Hotel, 2050 Gateway Place, San Jose, CA 95110. All shareholders of record on January 30, 2002 are invited to attend the Extraordinary General Meeting.

     The Notice of Extraordinary General Meeting of Shareholders, Proxy Statement and Proxy Card from the Board of Directors are enclosed.

     Please vote on all the matters listed in the enclosed Notice of Extraordinary General Meeting of Shareholders. Your Board of Directors recommends a vote "FOR" each of the proposals listed as Items 1 through 5 in the Notice. Please refer to the Proxy Statement for detailed information on each of the proposals.

     The vote of every shareholder is important. So, regardless of whether you plan to attend the meeting, please vote by signing and returning the enclosed Proxy Card as soon as possible in the envelope provided.

     On behalf of the Board of Directors of BackWeb Technologies Ltd. and its management team, I look forward to greeting you and other valued shareholders that are able to attend the Extraordinary General Meeting.

                                          Sincerely,

                                          ELI BARKAT
                                          Chairman of the Board
                                          and Chief Executive Officer

                                 [BACKWEB LOGO]

                           BACKWEB TECHNOLOGIES LTD.
                 3 ABBA HILLEL STREET, RAMAT GAN 52136, ISRAEL
                             ---------------------
            NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 28, 2002

To the Shareholders of BackWeb Technologies Ltd.:

     An Extraordinary General Meeting of Shareholders of BackWeb Technologies Ltd. (the "Company") will be held on February 28, 2002, at 9:00 A.M., local time, at the Doubletree Hotel, 2050 Gateway Place, San Jose, CA 95110 for the following purposes:


          1. To elect one (1) member to serve on the Company's Board of Directors as an outside director;


          2. To approve an amendment to the Company's 1998 U.S. Stock Option Plan, as amended and restated effective as of July 1, 2001 (the "1998 Plan"), to make additional Ordinary Shares, par value NIS 0.03 per share ("Ordinary Shares"), of the Company available under the Plan by transferring Ordinary Shares reserved for issuance under the Company's 1996 U.S. Stock Option Plan to the 1998 Plan, and to ratify the 1998 Plan, as amended and restated as of January 1, 2002;

          3. To approve and authorize the Board of Directors of the Company to obtain court approval under the Israeli Companies Law to allow the Company to repurchase its Ordinary Shares in the open market;

          4. To approve the grant of certain options to the Chief Executive Officer of the Company, as required by Israeli law;

          5. To approve the grant of certain options to members of the Company's Board of Directors, as required by Israeli law; and

          6. To transact such other business as may properly come before the meeting and any adjournments thereof.

     Only shareholders of record at the close of business on January 30, 2002, are entitled to attend and vote at the meeting. Shareholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if such shareholder has returned a proxy.

                                          FOR THE BOARD OF DIRECTORS,

                                          Eli Barkat
                                          Chairman

Ramat Gan, Israel

February 11, 2002


IMPORTANT: Whether or not you plan to attend the meeting, you are requested to complete and promptly return the enclosed proxy in the envelope provided.

                           BACKWEB TECHNOLOGIES LTD.
                             ---------------------

                                PROXY STATEMENT
                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of BackWeb Technologies Ltd., an Israeli corporation (the "Company" or "BackWeb"), for use at the Extraordinary General Meeting of the Company's Shareholders (the "Extraordinary General Meeting"), to be held on Thursday, February 28, 2002, at the Doubletree Hotel, 2050 Gateway Place, San Jose, CA 95110, commencing at 9:00 A.M., local time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth in the accompanying Notice of Extraordinary General Meeting of Shareholders.

     The Notice of Extraordinary General Meeting, this Proxy Statement and the accompanying Proxy Card are first being mailed on or about February 8, 2002 to shareholders entitled to vote at the meeting.


     The Board set January 30, 2002 (the "Record Date") as the record date for the Extraordinary General Meeting. Only shareholders of record owning the Company's Ordinary Shares, par value NIS 0.03 per share (the "Ordinary Shares"), at the close of business on that date are entitled to vote and attend the Extraordinary General Meeting. Each share is entitled to one vote. As of the Record Date, there were 38,620,894 of the Company's Ordinary Shares outstanding and one Series E Preferred Share outstanding. The Series E Preferred Share was issued in connection with the acquisition by the Company of Lanacom Inc. in July 1997. As of the Record Date, this Series E Preferred Share was exchangeable for 422,212 of the Company's Ordinary Shares. The total number of voting shares outstanding as of the Record Date is 39,043,106.



     On the Record Date, the closing price of the Company's Ordinary Shares on the Nasdaq National Stock Market was $1.45 per Ordinary Share.


     The mailing address for the Company's principal executive offices is 3 Abba Hillel Street, Ramat Gan 52136, Israel. The mailing address for the Company's principal offices in the United States is 2077 Gateway Place, Suite 500, San Jose, CA 95110.

                       SOLICITATION AND VOTING PROCEDURES

SOLICITATION

     The Company will bear the cost of soliciting proxies for the Extraordinary General Meeting. The Company will ask banks, brokerage houses, fiduciaries and custodians holding Ordinary Shares in their names for others to send proxy materials to and obtain proxies from the beneficial owners of such Ordinary Shares, and the Company may also reimburse them for their reasonable expenses in doing so. In addition to soliciting proxies by mail, the Company and its directors, officers and employees, may also solicit proxies personally, by telephone or by other appropriate means. No additional compensation will be paid to directors, officers or employees for such services.

VOTING

     Each shareholder is entitled to one vote for each Ordinary Share on all matters presented at the meeting. The required quorum for the transaction of business at the Extraordinary General Meeting is two or more members present in person or by proxy and holding, in the aggregate, more than fifty percent of the Company's Ordinary Shares issued and outstanding on the Record Date. Broker non-votes and abstentions will have no effect on whether the requisite vote is obtained, as they do not constitute present and voting shares.

     Proxies properly executed, duly returned to and received by the Company prior to the Extraordinary General Meeting, and not revoked, will be voted as instructed on those proxies. If no instructions are given on the proxies, such proxies will be voted "FOR" each of the proposals contained in the proxies.

REVOCABILITY OF PROXIES

     Any shareholder giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by delivering to the Secretary of the Company, prior to the Extraordinary General Meeting, at the above address of the Company, a written notice of revocation or a duly executed proxy bearing a later date. A shareholder of record at the close of business on the Record Date may vote in person if present at the Extraordinary General Meeting, whether or not he or she has previously given a proxy. Attendance at the Extraordinary General Meeting will not, by itself, revoke a proxy.

RECORD DATE AND PRINCIPAL SHARE OWNERSHIP


     Shareholders of record at the close of business on the Record Date are entitled to notice of the Extraordinary General Meeting and to vote at the meeting. At the Record Date, 39,043,106 of the Company's Ordinary Shares were eligible to be voted at the Extraordinary General Meeting, including the Ordinary Shares for which the Series E Share is exchangeable.



     The following table shows the amount of our Ordinary Shares beneficially owned, as of January 30, 2002, by (i) persons known by us to own 5% or more of our Ordinary Shares, (ii) our current executive officers, (iii) our current directors, and (iv) all our current executive officers and directors as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities.



     Except as indicated below, the address for each listed director and officer is c/o BackWeb Technologies Ltd., 3 Abba Hillel Street, Ramat Gan 52136, Israel. Except as indicated by footnote, the persons named in the table have sole voting and investment power with respect to all Ordinary Shares shown as beneficially owned by them. The number of Ordinary Shares outstanding used in calculating the percentages in the table below includes the Ordinary Shares underlying options or warrants held by such person that are exercisable within 60 days of January 30, 2002, but excludes Ordinary Shares underlying options or warrants held by any other person. Percentage of beneficial ownership is based on 38,620,894 Ordinary Shares outstanding as of January 30, 2002.


                                                           NUMBER OF          PERCENTAGE OF
                                                        ORDINARY SHARES      ORDINARY SHARES
BENEFICIAL OWNER                                       BENEFICIALLY OWNED   BENEFICIALLY OWNED
----------------                                       ------------------   ------------------
5% OR MORE SHAREHOLDERS
EliBarkat Holdings Ltd.(1)...........................      3,352,342                8.7%
  8 Hamarpe Street
  Har Hotzvim
  Jerusalem 91450 Israel
Yuval 63 Holdings (1995) Ltd.(2).....................      3,352,342                8.7%
  8 Hamarpe Street
  Har Hotzvim
  Jerusalem 91450 Israel
NirBarkat Holdings Ltd.(3)...........................      3,352,342                8.7%
  8 Hamarpe Street
  Har Hotzvim
  Jerusalem 91450 Israel

                                                           NUMBER OF          PERCENTAGE OF
                                                        ORDINARY SHARES      ORDINARY SHARES
BENEFICIAL OWNER                                       BENEFICIALLY OWNED   BENEFICIALLY OWNED
----------------                                       ------------------   ------------------
The Goldman Sachs Group(4)...........................      3,272,676                8.5%
  85 Broad Street
  New York, New York 10004
United States Trust Company of New York(5)...........      3,272,677                8.5%
  West 47th Street, 25th Floor
  New York, New York 10036
EXECUTIVE OFFICERS AND DIRECTORS
Eli Barkat(6)........................................      4,198,348               10.9%
Gwen Spertell(7).....................................        539,645                1.4%
Christopher C. Marshall(8)...........................        106,583                  *
Charles Federman(9)..................................        778,159                2.0%
Joseph Gleberman(10).................................      3,282,571                8.5%
William L. Larson(11)................................         17,048                  *
Gil Shwed(12)........................................         49,165                  *
All current executive officers and directors as a
  group (7 persons)(13)..............................      8,971,519               23.2%


---------------


  *  Less than 1%


 (1) Eli Barkat, the Company's Chairman and Chief Executive Officer, substantially controls the voting power of EliBarkat Holdings Ltd. The shares listed in the table above for EliBarkat Holdings Ltd. do not include 548,131 Ordinary Shares owned directly by Eli Barkat nor do they include 1,000 Ordinary Shares owned directly by Mr. Barkat's wife, with respect to which he disclaims beneficial ownership or control.

 (2) Yuval Rakavy, a former BackWeb director, owns substantially all of the equity and voting power of Yuval Rakavy Ltd., the parent company of Yuval 63 Holdings (1995) Ltd. The shares listed in the table above for Yuval 63 Holdings (1995) Ltd. do not include 198,136 Ordinary Shares owned directly by Mr. Rakavy.

 (3) Nir Barkat, a former BackWeb director, owns substantially all of the equity and voting power of Nir Barkat Ltd., the parent company of NirBarkat Holdings Ltd. Nir Barkat is the brother of Eli Barkat, our Chief Executive Officer. The shares listed in the table above for NirBarkat Holdings Ltd. do not include 198,133 Ordinary Shares owned directly by Nir Barkat.

 (4) The shares listed in the table above represent 3,272,676 Ordinary Shares owned by investment partnerships, of which affiliates of The Goldman Sachs Group are the general partner, managing general partner or investment manager, including:

      - 1,955,591 Ordinary Shares held by GS Capital Partners II, L.P.;

      - 777,427 Ordinary Shares held by GS Capital Partners II Offshore, L.P.;

      - 72,132 Ordinary Shares held by Goldman, Sachs & Co. Verwaltungs GmbH;

      - 278,594 Ordinary Shares held by Stone Street Fund 1996, L.P.; and

      - 188,932 Ordinary Shares held by Bridge Street Fund 1996, L.P.

      The Goldman Sachs Group disclaims beneficial ownership of the Ordinary Shares owned by such investment partnerships to the extent attributable to partnership interests therein held by persons other than The Goldman Sachs Group and its affiliates. Each of such investment partnerships shares voting and investment power with certain of its respective affiliates. Mr. Gleberman, a Managing Director of Goldman, Sachs & Co. and a director of the Company, disclaims beneficial ownership of Ordinary Shares that may be deemed to be beneficially owned by The Goldman Sachs Group except to the extent of his pecuniary interest arising from his interest in The Goldman Sachs Group.

 (5) The shares listed in the table above for United States Trust Company of New York represent the Ordinary Shares owned by the investment partnerships of The Goldman Sachs Group, referenced in footnote (4) above, which entered into a Voting Trust Agreement, dated as of July 1, 1999, with United States Trust Company of New York as voting trustee (the "Voting Trustee"). Pursuant to the Voting Trust Agreement, the investment partnerships agreed to deposit into the voting trust created under such agreement (the "Voting Trust") and transfer to the Voting Trustee all Ordinary Shares of BackWeb beneficially owned by the investment partnerships. Under the Voting Trust Agreement, the Voting Trustee, among other things, will vote such Ordinary Shares with the majority of votes cast or, in certain circumstances, in proportion to the votes cast for all other Ordinary Shares outstanding or abstain from voting. Under the Voting Trust Agreement, (i) each investment partnership has the power to dispose or to direct the disposition of the Ordinary Shares deposited by such investment partnership into the Voting Trust and (ii) each investment partnership has the right to receive all dividends paid on the Ordinary Shares deposited by such investment partnership into the Voting Trust, including securities that are not entitled to vote which are distributed on the Ordinary Shares.


 (6) The shares listed in the table above for Eli Barkat include 3,352,342 Ordinary Shares held by EliBarkat Holdings Ltd., an entity substantially controlled by Eli Barkat, 1,000 Ordinary Shares owned directly by Mr. Barkat's wife, with respect to which he disclaims beneficial ownership or control, and options to purchase 296,875 Ordinary Shares that are exercisable within sixty days of January 30, 2002.



 (7) The shares listed in the table above for Gwen Spertell include options to purchase 224,572 Ordinary Shares that are exercisable within sixty days of January 30, 2002.



 (8) The shares listed in the table above for Christopher C. Marshall include options to purchase 106,583 Ordinary Shares that are exercisable within sixty days of January 30, 2002.



 (9) The shares listed in the table above for Charles Federman include 539,691 shares held by Bare LLC, an entity substantially controlled by Mr. Federman and options to purchase 9,895 Ordinary Shares that are exercisable within sixty days of January 30, 2002.



(10) The shares listed in the table above for Joseph Gleberman include 3,272,676 shares held by entities affiliated with the Goldman Sachs Group and options to purchase 9,895 Ordinary Shares that are exercisable by Mr. Gleberman within sixty days of January 30, 2002. Mr. Gleberman is a Managing Partner of Goldman, Sachs & Co.



(11) The shares listed in the table above for William L. Larson include options to purchase 17,048 Ordinary Shares that are exercisable within sixty days of January 30, 2002.



(12) The shares listed in the table above for Gil Shwed include options to purchase 49,165 Ordinary Shares that are exercisable within sixty days of January 30, 2002.



(13) The shares listed in the table above for all executive officers and directors as a group include 650,000 Ordinary Shares held by executive officers subject to the right of repurchase in favor of the Company and 714,033 Ordinary Shares deemed held by current executive officers and directors subject to options which are exercisable within 60 days of January 30, 2002.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTOR

BACKGROUND


     In October 2001, Leora Meridor Rubin, one of the Company's outside directors, tendered her resignation from the Company's Board of Directors for personal reasons. The Board reluctantly accepted her resignation and began its search for another director.



     The Israeli Companies Law requires publicly traded Israeli companies to have two outside directors. No person may be elected as an outside director if the person or the person's relative, partner, employer or any entity under the person's control has or had, on or within the two years preceding the date of the person's election to serve as outside director, any affiliation with the company, controlling shareholder of the company or any entity controlled by the company or its controlling shareholder. The term affiliation includes:


     - an employment relationship;

     - a business or professional relationship maintained on a regular basis;

     - control; and

     - service as an office holder.

     No person may serve as an outside director if the person's position or other business activities create, or may create, a conflict of interest with the person's responsibilities as an outside director or may otherwise interfere with the person's ability to serve as an outside director.


     If, at the time outside directors are elected, all current members of the board of directors are of the same gender, then at least one outside director must be of the other gender.



     The initial term of an outside director is three years and may be extended for an additional term of three years. Outside directors may be removed only by the same percentage of shareholders as is required for their election, or by a court, and then only if the outside directors cease to meet the statutory qualifications or if they violate their duty of loyalty to the company. Each committee of a company's board of directors must include at least one outside director, and the audit committee must include both of the outside directors.


PROPOSAL


     The shareholders are being asked to elect Isabel Maxwell as a member of the Company's Board of Directors to serve in the capacity of outside director under Israel's Companies Law for an initial term of three years, commencing February 28, 2002. Ms. Maxwell's election would fulfill the gender requirement under Israel's Companies Law, as, presently, all current members of the Board are male.


     In the event that Ms. Maxwell is elected by the requisite shareholder vote, she will also be appointed to serve on the Audit Committee of the Company's Board of Directors.

BIOGRAPHY OF THE NOMINEE FOR BOARD OF DIRECTORS

     Isabel Maxwell, age 51, currently is a consultant to Apax Partners, a leading private equity investment firm. From 1997 to 2001, Ms. Maxwell served as President of Commtouch, a leading international provider of integrated email messaging and wireless solutions. Prior to joining Commtouch, Ms. Maxwell co-founded The McKinley Group, creator of the Magellan online search engine. During her tenure with McKinley from 1992 to 1996, Ms. Maxwell led international business development and served as Senior Vice President of Corporate Affairs and Investor Relations and, after its sale, to Excite, ran the transition for Excite as Executive Vice President before leaving to take up her presidency at CommTouch.

     Ms. Maxwell was named by the World Economic Forum in Davos, Switzerland, as among the top 100 technology pioneers of the year 2001. Ms. Maxwell served on the Board of Directors of the British Academy of

Film and Television Arts-LA from 1986-1998, and is a Fellow of the Royal Geographic Society (FRGS) of London. She holds honor moderations in Jurisprudence and a B.A. and M.A. in History and Modern Languages from Oxford University.

VOTE REQUIRED


     The shareholder approval of Isabel Maxwell as an outside director must be by the vote of holders of a majority of the voting power represented at the Extraordinary General Meeting, in person or by proxy, and voting on her election; in addition, the shareholders' approval must include at least one-third of the shareholders (other than the Company's controlling shareholders) who are present, in person or by proxy, and voting at the Extraordinary General Meeting or, alternatively, the total shareholdings of the shareholders (other than the Company's controlling shareholders) who vote against this proposal must not represent more than one percent of the voting rights in the Company.


    THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE ELECTION OF ISABEL MAXWELL TO THE BOARD OF DIRECTORS AS AN OUTSIDE DIRECTOR
             WITH A THREE YEAR TERM, COMMENCING FEBRUARY 28, 2002.

                                  PROPOSAL TWO

                    AMENDMENT TO 1998 U.S. STOCK OPTION PLAN

     Shareholders are asked to ratify and approve an increase in the number of Ordinary Shares made available for issuance under the Company's 1998 United States Stock Option Plan, as amended and restated (the "1998 Plan") by transferring the number of shares remaining available for issuance under the Company's 1996 United States Stock Option Plan (the "1996 Plan") to the 1998 Plan.

     Under the 1996 Plan, the Company is authorized to grant incentive stock options to employees and non-statutory stock options to employees, officers, directors and consultants at BackWeb or any other member of the BRM group. Options granted under the 1996 Plan expire no later than seven years from the date of grant and generally vest over a four-year period. In the event of merger, sale or dissolution of the Company, all options will terminate immediately, except to the extent the options are assumed by the successor corporation.


     As of January 30, 2002, there were 240,695 Ordinary Shares available for issuance under the 1996 Plan and 106,640 Ordinary Shares subject to outstanding options under the 1996 Plan.


     The Company is no longer granting options under the 1996 Plan and has not done so since April 23, 1998.

     Assuming approval of Proposal Two, the number of Ordinary Shares reserved for issuance under the 1998 Plan shall be deemed to include the number of Ordinary Shares that would have otherwise become available for issuance under the Company's 1996 Plan, which consists of: (i) shares available for issuance under the 1996 Plan; and (ii) shares subject to outstanding options or other awards under the 1996 Plan that are canceled, terminated or expire.

     A copy of the 1998 Plan, as amended and restated as of January 1, 2002, including the amendment proposed by Proposal Two is annexed hereto as Appendix
A. If the stockholders do not approve this Proposal, the 1998 Plan shall continue in effect in accordance with its existing terms.


     As of January 30, 2002, approximately 172 persons (including 3 executive officers and 4 non-employee directors) were eligible to participate in the 1998 Plan.


DESCRIPTION OF THE 1998 PLAN

     Below is a summary of the principal provisions of the 1998 Plan, assuming approval of the above amendment, which summary is qualified in its entirety by reference to the full text of the 1998 Plan.

     Purpose. The purpose of the 1998 Plan is to provide incentives to directors, officers, employees and consultants of the Company, a present or future parent, and any present or future subsidiaries, by providing them with opportunities to purchase Ordinary Shares of the Company pursuant to options. Options granted to employees may qualify as ISOs as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Options to consultants, employees, officers and directors of the Company that do not qualify as ISOs are referred to as "Nonstatutory Stock Options." ISOs and Nonstatutory Stock Options are sometimes referred to collectively as "Options."

     Administration. The Company's Board of Directors administers the 1998 Plan. The Board of Directors determines the persons to whom Options shall be granted (subject to certain eligibility requirements for grants of ISOs) and the other terms of the Options granted, including (a) the number of shares subject to each grant, (b) the duration of the related option agreement, (c) the time, manner and form of payment upon the exercise of an Option and (d) other terms and provisions governing the Options. The Board also establishes the vesting schedule of Options to be granted.

     Eligible Participants. Subject to certain limitations, ISOs under the 1998 Plan may be granted to any employee of the Company. For any ISO optionee, the aggregate fair market value (determined on the date of grant of an ISO) of Ordinary Shares to be received by such optionee (under all option plans of the Company) pursuant to an ISO if such optionee exercises options at the earliest possible date cannot exceed $100,000 in any calendar year; any portion of an ISO grant that exceeds such $100,000 limit will be treated for tax purposes as a Nonstatutory Stock Option. Nonstatutory Stock Options may be granted to any director, officer, employee or consultant of the Company.

     Granting of Options, Prices and Duration. Pursuant to the 1998 Plan, Options cannot be granted at prices less than the fair market value of the Ordinary Shares on the date of grant as determined in good faith by the Board (or less than 110% of the fair market value in the case of ISOs granted to an employee owning more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary). The 1998 Plan provides that each Option shall expire on the date stated in the Option Agreement, but not more than ten years from its date of grant. However, in the case of an ISO granted to an employee owning more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, such ISO shall expire five years from the date of grant.

     Exercise of Options. Each Option granted under the 1998 Plan shall become exercisable in such installments as the Board of Directors may specify. Each Option may be exercised from time to time, in whole or in part, up to the total number of shares with respect to which it is then exercisable. The Board of Directors shall have the right to accelerate the date of exercise of any installment of any Option (subject to the $100,000 per year limit on the fair market value of shares subject to ISOs granted to any employee which may become exercisable in any calendar year).

     Effect of Termination of Employment, Disability or Death. If an optionee ceases to be an employee, director of consultant other than by reason of death or disability, no further installment of his or her Options will become exercisable, and the Options shall terminate after the passage of three months from the date of termination of employment (but not later than their specified expiration dates).

     If an optionee dies, any Option held by the optionee may be exercised, to the extent exercisable on the date of death, by the optionee's estate, personal representative or beneficiary who acquires the Option by will or the laws of descent and distribution, at the time specified in the Option Agreement or, if no time period is specified, twelve months from the date of the optionee's death (but not later than the specified expiration date of the Option). If an optionee ceases to be employed by the Company by reason of his or her disability, the optionee may exercise any Option held by him or her on the date of disability in the same time periods.

     Assignability of Options. Options are not assignable or transferable, except by will or by the laws of descent and distribution. Nonstatutory Stock Options may be assigned without receipt of consideration and under limited circumstances if so provided in the relevant option agreement.

     Miscellaneous. Option holders are protected against dilution in the event of a stock dividend, recapitalization, stock split, merger or similar transaction. The Board of Directors may from time to time adopt amendments, certain of which are subject to shareholder approval, and may terminate the 1998 Plan at any time (although such action shall not affect options previously granted). Any shares subject to an Option that for any reason expires or terminates unexercised may again be available for option grants under the 1998 Plan. Unless terminated sooner, the 1998 Plan will terminate in 2008.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Grants of Options. Under current tax laws, the grant of an option will not be a taxable event to the recipient optionee, and the Company will not be entitled to a deduction with respect to such grant.

     Exercise of Nonstatutory Stock Options and Subsequent Sale of Stock. Upon the exercise of a nonstatutory stock option, an optionee will recognize ordinary income at the time of exercise equal to the excess of the then fair market value of the shares of Ordinary Shares received over the exercise price. The taxable income recognized upon exercise of a nonstatutory option will be treated as compensation income subject to withholding, and the Company will be entitled to deduct as a compensation expense an amount equal to the ordinary income an optionee recognizes with respect to such exercise. When Ordinary Shares received upon the exercise of a nonstatutory option subsequently are sold or exchanged in a taxable transaction, the holder thereof generally will recognize capital gain (or loss) equal to the difference between the total amount realized and the fair market value of the Ordinary Shares on the date of exercise; the character of such gain or loss as long-term or short-term capital gain or loss will depend upon the holding period of the shares following exercise.

     Exercise of Incentive Options and Subsequent Sale of Stock. The exercise of an incentive option will not be taxable to the optionee, and the Company will not be entitled to any deduction with respect to such exercise. However, to qualify for this favorable tax treatment of incentive stock options under the Code, the optionee may not dispose of the Ordinary Shares acquired upon the exercise of an incentive option until after the later of two years following the date of grant or one year following the date of exercise. The surrender of Ordinary Shares acquired upon the exercise of an incentive option in payment of the exercise price of an option within the required holding period for incentive stock options under the Code will be a disqualifying disposition of the surrendered shares. Upon any subsequent taxable disposition of shares of Ordinary Shares, received upon exercise of a qualifying incentive option, the optionee generally will recognize long-term or short-term capital gain (or loss) equal to the difference between the total amount realized and the exercise price of the option.


     If an option that was intended to be an incentive stock option under the Code does not qualify for favorable incentive stock option treatment under the Code due to the failure to satisfy the holding period requirements, the optionee may recognize ordinary income in the year of the disqualifying disposition. Assuming that the amount realized in the disqualifying disposition exceeds the exercise price, the ordinary income an optionee shall recognize in the year of a disqualifying disposition shall be the lower of (1) the excess of the amount realized over the exercise price and (2) excess of the fair market value of the Ordinary Shares at the time of the exercise over the exercise price. In addition, the optionee shall recognize capital gain on the disqualifying disposition in the amount, if any, by which the amount realized in the disqualifying disposition exceeds the fair market value of the Ordinary Shares at the time of the exercise. Such capital gain shall be taxable as long-term or short-term capital gain, depending on the optionee's holding period for such shares.


     Notwithstanding the favorable tax treatment of incentive options for regular tax purposes, as described above, for alternative minimum tax purposes, an incentive option is generally treated in the same manner as a nonqualified option. Accordingly, an optionee must generally include in alternative minimum taxable income for the year in which an incentive option is exercised the excess of the fair market value on the date of exercise of the Ordinary Shares received over the exercise price. If, however, an optionee disposes of Ordinary Shares acquired upon the exercise of an incentive option in the same calendar year as the exercise, only an amount equal to the optionee's ordinary income for regular tax purposes with respect to such disqualifying disposition will be recognized for the optionee's calculation of alternative minimum taxable income in such calendar year.

     The preceding discussion relates only to the U.S. federal tax consequences for the Company and the optionee of participation in the 1998 Plan and does not apply to local, state or non-U.S. taxes, including those of Israel.


     The options granted during the last full fiscal year (ended December 31, 2001) to the Company's current executive officers is set forth below within the section within "Executive Compensation" in that part setting forth "Option Grants in Fiscal 2001."



     As of January 30, 2002, the Company has granted options to acquire an aggregate of 15,369,437 Ordinary Shares under the 1998 Plan, since its inception, including options that were canceled, terminated or expired. As of January 30, 2002, there are 6,524,555 Ordinary Shares subject to option grants and 3,992,261 Ordinary Shares available for grants.



     The following table sets forth, as of January 30, 2002, all options granted under the 1998 Plan since its inception to (i) current executive officers, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group, and (iv) all current employees, excluding executive officers, as a group.


                                                               NUMBER OF
NAME                                                            OPTIONS
----                                                           ---------
Eli Barkat..................................................   1,325,000
Gwen Spertell...............................................     966,666
Christopher C. Marshall.....................................     301,800
All current executive officers as a group...................   2,593,466
All current directors who are not executive officers as a
  group.....................................................     240,000
All current employees, including all current officers who
  are not executive officers, as a group....................   4,225,748


VOTE REQUIRED

     The affirmative vote of the holders of a majority of the Ordinary Shares present, or represented at the meeting in person or by proxy, entitled to vote and voting thereon at the Extraordinary General Meeting is required for the ratification and approval of the amendment to the 1998 Plan to increase the number of Ordinary Shares available for issuance under the 1998 Plan by the number of Ordinary Shares that will are and will become available for issuance under the Company's 1996 Plan.

    THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE
                          AMENDMENT TO THE 1998 PLAN.

                                 PROPOSAL THREE

       APPROVE AND AUTHORIZE THE BOARD TO TAKE ACTION TO ENSURE THAT THE
         COMPANY CAN REPURCHASE ITS ORDINARY SHARES IN THE OPEN MARKET

BACKGROUND

     Under Israel's Companies Law (the "Companies Law"), an Israeli company may repurchase its shares only if, and to the extent that, it could distribute a dividend. A repurchase of shares under other circumstances is prohibited.

     The Companies Law consolidates the treatment of dividends, share repurchases and providing financing to third parties to purchase the company's shares, and defines all of these transactions as "Distributions." The Companies Law provides that a company may make a Distribution only if it meets a profits test. Under the profits test, a Distribution may not exceed the company's profits during the preceding two years or the company's retained earnings, whichever is higher, as shown on audited or reviewed financial statements that are not more than six months stale at the time of the Distribution.

     The Company currently does not meet the test under the Israeli Companies Law to be eligible to repurchase its Ordinary Shares in the open market.

     The Board is committed to building shareholder value and has confidence in the Company's future. The Board believes that the Company's Ordinary Shares are undervalued at the current time and represent an attractive investment given the Company's portfolio of current business opportunities, product development efforts and increasing penetration of key markets. The Board also believes that, although the Company may not meet the test for a Distribution under the Companies Law, the Company has sufficient cash balances that would allow it to meet its obligations, while also being able to make an investment in itself by repurchasing Ordinary Shares.

     Further, the Board has noted that after September 11, 2001, the Securities and Exchange Commission ("SEC") issued an Emergency Order, granting temporary relief from certain restrictions under the SEC's Rule 10b-18 for companies executing trades under stock repurchase plans, that significantly expanded the safe harbor for companies executing trades under these plans. The Nasdaq Stock Market advised its listed companies of such relief and stated "Companies that do not have repurchase programs in place may wish to consult with their counsel as to appropriate corporate action to implement such plans." Under Israel's Companies Law, the Company could not implement such plan. While other non-Israeli Nasdaq listed companies were able to protect shareholder value and support their share price during recent market conditions by employing a number of tools, including repurchase programs, the Company was blocked from taking advantage of the relief offered and could not embark on such a course of action. The Board and Company management believe that inability of the Company to implement such programs may handicap the Company in the future in financial markets and may impair shareholder value.

PROPOSAL

     The Board seeks shareholder approval and authorization to take action to ensure that the Company can repurchase its Ordinary Shares in the open market from time to time at the discretion of the Company, subject to, among other things, general market conditions and the market price of its Ordinary Shares. Such action may take the form of seeking court approval under the Companies Law and making an application to proceed with a general repurchase program.

VOTE REQUIRED


     The affirmative vote of the holders of a majority of the Ordinary Shares present, or represented at the meeting in person or by proxy, entitled to vote and voting thereon at the Extraordinary General Meeting is required to approve and authorize the Board to take action to obtain court approval under the Israeli Companies Law to allow the Company to repurchase its Ordinary Shares in the open market, from time to time at the Board's sole discretion.


      THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR"
                                PROPOSAL THREE.

                                 PROPOSAL FOUR

              RATIFICATION AND APPROVAL OF STOCK OPTION GRANT FOR
                            CHIEF EXECUTIVE OFFICER

BACKGROUND

     Pursuant to the Israeli Companies Law, the Company's shareholders must approve the compensation terms, including the grant of any stock options, of any executive officer that also serves as a director. Mr. Eli Barkat, the Company's Chief Executive Officer, also serves as Chairman of the Board of the Company. Accordingly, his compensation, including any grant of stock options is subject to approval of the Company's shareholders.

PROPOSAL

     Stock options are used by the Company for payment of long-term compensation to provide a stock-based incentive to improve the Company's financial performance and to assist in the recruitment, retention and motivation of professional, managerial and other personnel. Generally, stock options are granted to executive officers from time to time based primarily upon the individuals' actual and/or potential contributions to the Company and the Company's financial performance. Stock options are designed to align the interests of the Company's executive officers with those of its stockholders by encouraging executive officers to enhance the value of the Company, the price of its Ordinary Shares, and hence, the shareholder's return. In addition, the vesting of stock options over a period of time is designed to create an incentive for the individual to remain with the Company. The Company has granted options to the executives on an ongoing basis to provide continuing incentives to the executives to meet future performance goals and to remain with the Company.

     In October 2001, to provide an incentive and encourage employees and directors to exert their maximum efforts on the Company's behalf, with the ultimate intent of enhancing long-term shareholder value, the Company instituted a company-wide incentive program, granting new options to each employee and the Board under the Company's 1998 Plan.


     With respect to management level employees, the Company sought to provide an extra incentive to drive the employees to achieve the Company's corporate goals. Thus, for employees at the level of vice president and above, the options vest over five years with 12.5% of the Ordinary Shares subject to the option vesting on each of the first four anniversaries of a defined vesting commencement date which is January 1, 2003, and 50% of the Ordinary Shares subject to the option vesting on the fifth anniversary of the vesting commencement date.



     Notwithstanding this vesting schedule, if, for the fourth quarter of the calendar year 2002, the Company's earnings per share on an operational basis (prior to taking into consideration any special charges) are $0.00 or greater, then in addition to the number of Ordinary Shares that are to vest on the first anniversary of the vesting commencement date, the number of options that are to vest on the fifth anniversary necessary to cause 50% of the aggregate amount of the option to be vested and exercisable shall immediately vest and become exercisable upon the first anniversary of the vesting commencement date. Thereafter, subject to any acceleration vesting provided outlined below, the option would vest in accordance with the schedule set forth above, with the number of options that were to otherwise vest on the fifth anniversary of the grant date proportionately reduced.



     In addition, if the Company achieves a 20% or more growth in revenues in the calendar year 2003 over calendar year 2002 and the Company's earnings per share on an operational basis (prior to taking into consideration any special charges) are greater than $0.00, then, in addition to the number of Ordinary Shares that are to vest on the second anniversary of the vesting commencement date, the number of options that are otherwise to vest on the fifth anniversary of the vesting commencement date (and, if necessary, those that would otherwise vest on the fourth anniversary) necessary to cause 30% of the option to be vested and exercisable (that is, in addition to the number of Ordinary Shares subject to the option that have vested as of such date) shall immediately vest and become exercisable upon the second anniversary of the vesting commencement date. Moreover, if the Company achieves a 20% or more growth in revenues in the calendar year 2004 over calendar year 2003 and the Company's earnings per share on an operational basis (prior to taking into consideration any special charges) are greater than $0.00, then in addition to the number of options that are to vest on the third anniversary of the vesting commencement date, the number of options that are to vest on the fifth, and if necessary, the fourth anniversary, to cause 20% of the Ordinary Shares subject to the option to be vested and exercisable shall immediately vest and become exercisable upon the third anniversary of the vesting commencement date.


     The new grant program was implemented to give each of the Company's employees, who are critical to the Company's continued success and creating long-term value for all shareholders, an incentive to drive the Company's success and accelerate profitability and other strategic corporate goals.

     The Compensation Committee and Audit Committee recommended to the Board that Mr. Barkat be granted an option to purchase 725,000 Ordinary Shares with an exercise price equal to the Fair Market Value of the Company's Ordinary Shares on the date of the Extraordinary General Meeting with the vesting schedule to be as set forth above for employees at the vice president level and above.


     If the shareholders do not approve the grant of the option to Mr. Barkat as described above, the Company may not be able to retain the services of Mr. Barkat. The departure of Mr. Barkat could be disruptive to the Company's operations, and it would be difficult and time consuming for the Company to replace him.


VOTE REQUIRED


     The shareholder approval must be by the vote of holders of a majority of the voting power represented at the Extraordinary General Meeting, in person or by proxy, and voting thereon; in addition, the shareholders approval must include at least one-third of the disinterested shareholders who are present, in person or by proxy, and voting at the Extraordinary General Meeting, or, alternatively, the total shareholdings of the disinterested shareholders who vote against this proposal must not represent more than one percent of the voting rights in the Company.


    THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE
     APPROVAL OF THE STOCK OPTION GRANT FOR MR. BARKAT AS SET FORTH ABOVE.

                                 PROPOSAL FIVE

             RATIFICATION AND APPROVAL OF GRANT OF STOCK OPTIONS TO
                       MEMBERS OF THE BOARD OF DIRECTORS

BACKGROUND


     Pursuant to the Israeli Companies Law, the payment of compensation, including the grant of any stock options, to Directors of the Company requires shareholder approval. Each of the persons listed below is a member of the Company's Board of Directors. The Compensation Committee, Audit Committee and, subsequently, the Board, have approved stock option grants to the Directors, as set forth below, as part of the company-wide incentive program described above in Proposal Four.


PROPOSAL

     It is hereby proposed that the Company grant to the following persons the stock option grants as specified below for the applicable number of Ordinary Shares specified below:

                                                               ORDINARY SHARES
                                                                 REPRESENTED
NAME                                                             BY OPTIONS
----                                                           ---------------
Gil Shwed...................................................       50,000
Charles Federman............................................       50,000
William Larson..............................................       50,000
Joseph Gleberman............................................       50,000
Isabel Maxwell..............................................       50,000

     If approved, the exercise price for each option shall be the Fair Market Value of the Company's Ordinary Shares as of the date of the Extraordinary General Meeting, and the vesting period and potential for acceleration shall be the same as that described above in connection with Mr. Barkat's options that are part of the company-wide incentive program.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the Ordinary Shares present, or represented at the meeting in person or by proxy, entitled to vote and voting thereon is required for the approval of the grant of the stock options as set forth above.

    THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE
           APPROVAL OF THE GRANT OF STOCK OPTIONS AS SET FORTH ABOVE.

                             ADDITIONAL INFORMATION

               BOARD OF DIRECTORS AND CURRENT EXECUTIVE OFFICERS

     ELI BARKAT, age 37, has served as our Chairman of the Board and Chief Executive Officer since 1996. From 1988 to February 1996, Mr. Barkat served as a Managing Director and Vice President of Business Development of BRM Technologies Ltd., a technology venture firm. Prior to 1988, Mr. Barkat held various positions with the Aurec Group, a communications media and information company, and Daizix Technologies, a computer assisted design applications company. In addition, Mr. Barkat served as a paratrooper in the Israel Defense Forces where he attained the rank of lieutenant. Mr. Barkat has a Bachelor of Science degree in computer science and mathematics from the Hebrew University of Jerusalem. Mr. Barkat serves as a Class III Director, holding office until the Annual Meeting of Shareholders to be held in 2002.

     GWEN SPERTELL, age 47, has served as our Chief Operating Officer since August 2000. From December 1997 to August 2000, Ms. Spertell held the position of Senior Vice President at the Company and was responsible for sales, marketing and business development. Prior to joining BackWeb, from 1989 through 1997, Ms. Spertell spent eight years at Oracle Corporation where she served in various management positions and was variously responsible for sales, consulting and alliance development, with her last position at Oracle being Vice President of Global ISV Alliances. Ms. Spertell holds a Bachelor of Arts in Economics from Rutgers University.

     CHRISTOPHER MARSHALL, age 46, has served as our Vice President -- Finance since August 2000 and as Chief Accounting Officer since July 2001. From January 2000, when he joined BackWeb, until August 2000, Mr. Marshall served as Senior Director -- Finance and Corporate Controller. Prior to joining BackWeb from October 1998 through 1999, Mr. Marshall served as Vice president, Finance and acting CFO of Supercom, Inc., where he was responsible for accounting, treasury, credit banking and finance operations. From July 1997 through September 1998, Mr. Marshall was Vice President, Finance and Corporate Controller at S Vision which company was eventually sold to Compaq Corporation. From October 1995 through June 1997, Mr. Marshall was the Divisional Controller at NEC Technologies in the consumer division where he was responsible for accounting, costing, finance business planning, and sale order management and operations. Mr. Marshall holds a Bachelors of Science in Accounting, Law and Economics from the University College Cardiff in the United Kingdom, a Masters in Mathematics and Business Modeling from University College London and an MBA from the London Business School.

     JOSEPH GLEBERMAN, age 43, has served as a director of BackWeb since November 1998. Since November 1996, Mr. Gleberman has served as a Managing Director in the Principal Investment Area of Goldman, Sachs & Co., an investment banking firm. From November 1990 to November 1996, Mr. Gleberman served as a partner of Goldman, Sachs & Co., a company he joined in 1982. Mr. Gleberman serves on the Board of Directors of Applied Analytical Industries, a pharmaceutical service and development organization, and Ticketmaster Online-CitySearch, Inc., a provider of locally developed online information and transaction services. Mr. Gleberman holds a Bachelor of Arts and a Master of Arts degree from Yale University and an MBA from Stanford University Graduate School of Business. Mr. Gleberman serves as a Class I Director, holding office until the Annual Meeting of Shareholders to be held in 2003.


     CHARLES FEDERMAN, age 45, has served as a director of BackWeb since November 1996. Since January 1998, Mr. Federman has served as Managing Director of BRM Technologies Ltd. From 1983 to January 1998, Mr. Federman served in various positions at Broadview Associates LLC, a financial advisory company, most recently serving as Chairman. Mr. Federman holds a Bachelor of Science degree from the Wharton School of the University of Pennsylvania. Mr. Federman serves as a Class II Director, holding office until the Annual Meeting of Shareholders to be held in 2004.


     WILLIAM L. LARSON, age 45, has been a director of BackWeb since September 1997. From September 1993 to January 2001, Mr. Larson served as the Chief Executive Officer of Network Associates, Inc., a software company, where he has also served as President and a director since October 1993 and as Chairman of the Board since April 1995. Mr. Larson also served as Chairman of the Board of McAfee.com from October 1998 to January 2001. From August 1988 to September 1993, Mr. Larson served as Vice President of

SunSoft, Inc., a systems software subsidiary of Sun Microsystems, where he was responsible for worldwide sales and marketing. Prior to SunSoft, Mr. Larson held various executive positions at Apple Computer and Spinnaker Software and was a consultant with Bain & Company. Mr. Larson holds degrees from the Stanford University Law School and the Wharton School of the University of Pennsylvania. Mr. Larson is a member of the California Bar Association and serves on the boards of several high technology companies. Mr. Larson serves as a Class II Director, holding office until the Annual Meeting of Shareholders to be held in 2004.

     GIL SHWED, age 33, has served as a director of BackWeb since March 1999. Since July 1993, Mr. Shwed has served as Chief Executive Officer of Check Point Software Technologies Ltd., a software company, where he currently also serves as Chairman of the Board. From June 1992 to June 1993, Mr. Shwed served as a Software Manager of Heliogram, a software development company. Mr. Shwed serves as an Outside Director under the Israeli Companies Law for a term expiring on August 23, 2003.

                          BOARD AND COMMITTEE MEETINGS

     The Board held five meetings during fiscal 2001. During that time, each director attended at least 75% of the aggregate of the total meetings of the Board and the total meetings of committees of the Board on which he or she served. The Board has established an Audit Committee and a Compensation Committee. The Company does not have a Nominating Committee or any other standing committee.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Audit Committee currently consists of Mr. Joseph Gleberman and Mr. Gil Shwed. If Ms. Maxwell is elected to the Company's Board of Directors, she will be appointed to the Audit Committee. The Audit Committee held four meetings in fiscal 2001. The Company has adopted an Audit Committee charter, which the Audit Committee reviews annually to ensure that it meets the requirements set forth in Rule 4350(d)(1) of the National Association of Securities Dealers, Inc. ("NASD") listing standards for issuers with securities listed for trading on the Nasdaq Stock Market.

     The Compensation Committee currently consists of Mr. William Larson and Mr. Charles Federman. The Compensation Committee held one meeting and acted twice by unanimous consent in fiscal 2001. Each of the current Compensation Committee members is an "independent director" as defined in Rule 4200(a)(14) of the NASD listing standards.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  STOCK OPTION LOANS


     In March 1999, prior to its initial public offering, the Company made loans to certain executive officers to allow such executive officers to exercise options to purchase Ordinary Shares of the Company. Each loan is evidenced by a full recourse promissory note with an interest rate of 5.25% compounded annually. Each note is secured by the Ordinary Shares. Generally, each note is to be repaid in equal installments over a four-year period that coincides with the vesting schedule for the underlying options. Each payment is to consist of one-quarter of the outstanding principal, plus all accrued unpaid interest as at the date of payment. Payments are due on each anniversary date of vesting schedule of the underlying options. The executive officers to whom the loans were made are Eli Barkat and Gwen Spertell. In November 2001, the Compensation Committee of the Company's Board of Directors approved extending Ms. Spertell's two last remaining payments for one year with interest continuing to accrue over the extension period. During the year ended December 31, 2001 the largest aggregate amount of each person's indebtedness was $2,026,500 and $221,569, respectively.


  TRANSACTIONS WITH 3PATH, INC.

     On October 3, 2000 the Company acquired 1,197,679 shares of Series B Preferred Stock of 3Path, Inc. (formerly Deliverex, Inc.) in exchange for payment of $2,500,000 under a Stock Purchase Agreement for Series B Convertible Preferred Stock dated February 2, 2000, between 3Path, Inc., the Company and other various investors. Among such other investors are some of our major shareholders including Eli Barkat

Holdings Ltd., NirBarkat Holdings Ltd., Yuval 63 Holdings (1995) Ltd., BARE, L.L.C., a company controlled by Charles Federman (who is a BackWeb director) and affiliates of the Goldman Sachs Group, L.P. (which is a principal shareholder of BackWeb). As a group, such shareholders have a controlling interest in 3Path, Inc. In addition, Charles Federman serves as chairman of the Board of Directors of 3Path, and Joseph Gleberman serves as a member of the Board. Gwen Spertell resigned as a member of the Board of 3Path in late 2001. In the ordinary course of business, the Company has granted 3Path various non-exclusive licenses to use the Company's programs for 3Path's business. These transactions were granted on customary commercial terms. BackWeb's Audit Committee, Board of Directors and shareholders approved the Company's investment in 3Path.

  SHAREHOLDERS' LOANS

     In 1995, BackWeb signed an agreement ("Founding Agreement") with its early investors (the "Early Investors"), according to which the Early Investors provided BackWeb with loan (the "loan") financing in the amount of $500,000. The loan is denominated in NIS and linked to the Israel consumer price index. The loan is payable at a rate of 2.5% of cumulative consolidated revenues in excess of $5,000,000. In addition, effective September 30, 1996, $748,000 of accounts payable to the Early Investors were converted into a shareholders' loan on the same terms as the loan. In January 2001, the loan was fully repaid.

  SERVICES FROM AFFILIATES

     The Early Investors provided BackWeb with professional services relating primarily to management and administrative services in return for reimbursement of specifically identified expenses and salaries. Amounts incurred for these services were approximately $0, $0 and $7,000 during the years ended December 31, 2001, 2000 and 1999, respectively. In addition, BackWeb reimbursed BRM Technologies Ltd. ("BRM"), a related party, for technology and administrative services on the basis of specific cost plus markup and specifically identified expenses at cost. Amounts incurred for these services were approximately $0, $3,000 and $235,000 during the years ended December 31, 2001, 2000 and 1999, respectively.

     BackWeb believes that the amounts charged in connection with the services from the Early Investors and BRM approximate the cost that would have been incurred if BackWeb would have incurred these costs internally.

  STOCK OPTIONS

     Pursuant to the Founding Agreement, BackWeb granted to its Early Investors the right to grant stock options for up to 792,167 ordinary shares for any person or entity. Through December 31, 2001 options for 762,672 ordinary shares have been granted and 29,495 shares remain available. This pool of options has been used by the Early Investors in granting options to employees and consultants of BRM and other related companies.

     Some shareholders and officers of BackWeb have a controlling interest in another company deemed to be a related party.

  REVENUE FROM AFFILIATES


     During fiscal 2001, the Company recognized revenue of $350,000 related to products licensed to a related party. During fiscal 2000, the Company recognized revenue of $571,000 related to products licensed to a related party. As of December 31, 2001 and as of December 31, 2000, $0 was included in trade accounts receivable.

                           COMPENSATION OF DIRECTORS

     Directors of the Company do not receive any cash compensation for their services as directors, although they are reimbursed for certain expenses in connection with attendance at Board and committee meetings. Directors who are not employees of BackWeb may receive grants of options to purchase BackWeb's Ordinary Shares, subject to ratification and approval by the Company's shareholders with the grant date being the date of the shareholder meeting approving such grant.

                             EXECUTIVE COMPENSATION


     The following table sets forth the compensation earned for services rendered to us in all capacities for the fiscal years ended December 31, 2001, December 31, 2000 and December 31, 1999, the year that we became a public company, by our Chief Executive Officer; the Company's two other executive officers; and an additional person who would have been considered as an executive officer but for the fact that he left the Company prior to December 31, 2001 (collectively, our "Named Executive Officers"):


                           SUMMARY COMPENSATION TABLE


                                                                                    LONG TERM
                                         EXTRAORDINARY COMPENSATION            COMPENSATION AWARDS
                                    ------------------------------------   ----------------------------
                                                               OTHER       SECURITIES
                                                           EXTRAORDINARY   UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION         SALARY($)   BONUS($)   COMPENSATION     OPTIONS     COMPENSATION($)
---------------------------         ---------   --------   -------------   ----------   ---------------
Eli Barkat(1)..............  2001   $144,000    $      0         0          225,000         $    0
  Chief Executive Officer    2000   $261,251    $      0         0          750,000         $    0
                             1999   $220,008    $130,000         0          350,000         $    0
Hanan Miron(2).............  2001   $176,250    $ 13,125         0           83,200         $8,411
  Chief Financial Officer    2000   $213,125    $ 45,000         0          148,200         $    0
                             1999   $166,667    $ 39,500         0          316,666         $    0
Gwen Spertell..............  2001   $250,000    $      0         0          434,000
  Chief Operating Officer    2000   $250,000    $ 87,000         0          166,000         $    0
                             1999   $197,917    $ 78,750         0                0         $    0
Christopher Marshall(3)....  2001   $170,000    $      0         0          231,800
  Vice President, Finance    2000   $143,750    $ 13,594         0          211,800         $    0
                             1999   $      0    $      0         0                0         $    0


---------------

(1) Mr. Barkat's salary for 2001 was $288,000. However, Mr. Barkat voluntarily relinquished his salary as of July 1, 2001.

(2) Mr. Miron joined BackWeb in March 1999 and left the Company in November 2001. Mr. Miron's other compensation aggregating $8,411 represents accrued vacation paid upon his leaving the Company.

(3) Mr. Marshall joined BackWeb in January 2000 and was not paid any compensation by the Company for the fiscal year ended December 31, 1999.

     None of the Named Executive Officers has an employment agreement with the Company.

     In the event of a change-in-control of the Company or a change in responsibilities following a change-in-control, the vesting schedule for options granted to the Named Executive Officers would be accelerated, and the options would vest in full at the time of the closing of such transaction.

STOCK OPTION GRANTS IN FISCAL 2001

     The following table sets forth each grant of stock options during the fiscal year ended December 31, 2001, to each of the Named Executive Officers in the Summary Compensation Table set forth above. No stock appreciation rights were granted during this period.


     The exercise price of each option was equal to the Fair Market Value of our Ordinary Shares as valued by the Board on the date of grant. The exercise price may be paid in cash, check, promissory note, in shares of our Ordinary Shares valued at fair market value on the exercise date, through a cashless exercise procedure involving a same-day sale of the purchased shares, a reduction in Company liability to the optionee or any combination of these methods of payment.


     The following table presents the grants of stock options to each of the Named Executive Officers under our 1996 Israeli Stock Option Plan and 1998 Plan (collectively, the "Option Plans") during the fiscal year ended December 31, 2001, including the potential realizable value of the options at assumed 5% and 10%

Extraordinary rates over the term of the option, compounded annually. If the exercise price of an option was below the market price of the Company's Ordinary Shares at the date of grant, a 0% rate is shown. These rates of returns are mandated by the rules of the Securities and Exchange Commission and do not represent our estimate or projections of our future stock prices. Actual gains, if any, on stock option exercises will be dependent on the future performance of our Ordinary Shares.


     Percentages shown under "Percent of Total Options Granted to Employees in the Fiscal Year" are based on an aggregate of 6,799,562 options granted to employees of BackWeb under its 1996 Israeli and 1998 U.S. Stock Option Plans during the fiscal year ended December 31, 2001.

                          OPTION GRANTS IN FISCAL 2001


                                                                                                   POTENTIAL REALIZABLE VALUE
                         NUMBER OF     PERCENT OF                                                AT ASSUMED EXTRAORDINARY RATE
                         SECURITIES   TOTAL OPTIONS                                          OF STOCK PRICE APPRECIATION FOR OPTION
                         UNDERLYING    GRANTED TO     EXERCISE OR                                             TERM
                          OPTIONS     EMPLOYEES IN       PRICE       GRANT     EXPIRATION   ----------------------------------------
NAME                      GRANTED      FISCAL YEAR     ($/SHARE)      DATE        DATE           0%            5%            10%
----                     ----------   -------------   -----------   --------   ----------   ------------   -----------   -----------
Eli Barkat.............   225,000          3.3%          $1.07        8/1/01     8/1/08      $       0      $ 98,009      $228,403
Hanan Miron............    39,345          0.6%          $0.76       8/15/01     2/1/07      $       0      $  9,139      $ 20,442
                           33,200          0.5%          $0.76       8/15/01     7/1/07      $       0      $  8,379      $ 18,946
                           10,655          0.2%          $0.76       8/15/01     2/1/07      $       0      $  2,475      $  5,536
Gwen Spertell..........    59,000          0.9%          $7.94        1/2/01    11/1/07      $(114,460)     $ 25,542      $210,307
                           50,000          0.7%          $0.76       8/15/01     7/1/07      $       0      $ 12,618      $ 28,532
                           63,572          0.9%          $0.76       8/15/01     2/1/10      $       0      $ 24,709      $ 59,953
                           11,428          0.2%          $0.76       8/15/01     2/1/10      $       0      $  4,442      $ 10,777
                          250,000          3.7%          $0.60       10/1/01    10/1/11      $  12,500      $114,695      $271,483
Christopher Marshall...    61,800          0.9%          $0.76       8/15/01     7/1/07      $       0      $ 15,596      $ 35,267
                           12,212          0.2%          $0.76       8/15/01    1/10/07      $       0      $  2,801      $  6,255
                           67,788          1.0%          $0.76       8/15/01    1/10/07      $       0      $ 15,547      $ 34,722
                           90,000          1.3%          $0.60       10/1/01    10/1/11      $   4,500      $ 41,290      $ 97,734


     In February 2001, the Company implemented a voluntary stock option exchange program for its employees. The program was implemented to ameliorate, in part, the impact of current financial market conditions on our employees who are critical to the Company's continued success and creating long-term value for all shareholders. Under the program, each employee was offered the opportunity to cancel all, or part of, outstanding stock options previously granted from June 8, 1999 through and including January 15, 2001 (but excluding those options granted on November 1, 2000, with a set vesting schedule) in exchange for an equal number of new options to be granted at least six months and one day in the future. The exercise price of these new options was to be equal to the fair market value of the Company's Ordinary Shares as of the date of the grant. The vesting schedule of the new options will be unchanged from that of the cancelled options. Members of the Board and Eli Barkat, our CEO, did not participate in this program. Messrs. Miron and Marshall did, as well as Ms. Spertell.

     In August 2001, the Company fulfilled its offer by granting new options to employees who had participated in the exchange program at an exercise price of $0.76. Each of the grants set forth in the table above with a grant date of August 15, 2001, represents the grant of new options under this program.

     The vesting schedule for options with a grant date of October 1, 2001, are the same as that proposed for Mr. Barkat in Proposal Four described earlier in the Proxy Statement.


     The options granted under the Option Plans generally have a term of seven years from the date of grant. Because the vesting schedule of the options granted on August 15, 2001 was unchanged from that of the canceled options and included vesting that had already occurred as of the date of the new grant, as well as that during the period between cancellation and re-grant, the expiration date for such options appears is generally less than seven (7) years. Options with a grant date of October 1, 2001 in the table above have a term of ten (10) years.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

     The following table sets forth options exercised by each of the Named Executive Officers in the Summary Compensation Table during the fiscal year ended December 31, 2001, and the number and value of securities underlying unexercised options that are held by these Named Executive Officers as of December 31, 2001.

     Amounts shown under the column "Value Realized" are equal to the fair market value of the purchased shares on the option exercise date, less the exercise price paid for such shares.

     Amounts shown under the column "Value of Unexercised In-the-Money Options at Fiscal Year End" are based on the fair market value of our Ordinary Shares at December 31, 2001, $1.35 per share, less the exercise price payable for such shares.

                   AGGREGATE OPTION EXERCISES IN FISCAL 2000


                                                      NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                     UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                            SHARES                 OPTIONS AT FISCAL YEAR END        AT FISCAL YEAR END
                           ACQUIRED      VALUE     ---------------------------   ---------------------------
NAME                      ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                      -----------   --------   -----------   -------------   -----------   -------------
Eli Barkat..............       0           $0        250,000        725,000      $        0     $    63,000
Hanan Miron.............       0           $0        143,429              0      $17,389.07     $         0
Gwen Spertell...........       0           $0        194,399        403,059      $30,728.97     $230,521.03
Chris Marshall..........       0           $0         78,345        223,455      $24,713.33     $126,448.67


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Federman and Mr. Larson are members of the Compensation Committee. As set forth above, Mr. Federman is the Chairman of an entity called 3Path, Inc., in which the Company has made an investment and with which the Company has commercial dealings. Mr. Federman became a member of the Board of 3Path, Inc. as a result of the Company's investment therein. The Company's Audit Committee, Board of Directors and shareholders approved the Company's investment in 3Path, Inc.

                             OTHER PROPOSED ACTION

     The Board is not aware of any other matters to be presented at the meeting. If any other matters should properly come before the meeting, the persons named in the enclosed proxy form will vote the proxies in accordance with their best judgment.

                                 MISCELLANEOUS

     The Company will provide without charge to each person being solicited by this Proxy Statement, on written request of any such person, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2000, the last completed fiscal year for which such Report is currently available, as filed with the SEC. All such requests should be directed to Mr. Christopher C. Marshall, BackWeb Technologies, 2077 Gateway Place, Suite 500, San Jose, CA 95110.

                                          FOR THE BOARD OF DIRECTORS,

                                          Eli Barkat
                                          Chairman and
                                          Chief Executive Officer


Dated: February 11, 2002

Ramat Gan, Israel

                                                                      APPENDIX A

                           BACKWEB TECHNOLOGIES LTD.

                      1998 UNITED STATES STOCK OPTION PLAN
             (AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2002)

     1. Purposes of the Plan. The purposes of this 1998 United States Stock Option Plan are:

          - to attract and retain the best available personnel for positions of substantial responsibility,

          - to provide additional incentive to Employees, Directors and Consultants, and

          - to promote the success of the Company's business.

     Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

     2.  Definitions.  As used herein, the following definitions shall apply:

          (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

          (b) "Applicable Laws" means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

          (c) "Board" means the Board of Directors of the Company.

          (d) "Code" means the Internal Revenue Code of 1986, as amended.

          (e) "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

          (f) "Common Stock" means the common stock of the Company.

          (g) "Company" means BackWeb Technologies Ltd., an Israeli corporation.

          (h) "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

          (i) "Director" means a member of the Board.

          (j) "Disability" means total and permanent disability as defined in
     Section 22(e)(3) of the Code.

          (k) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

          (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (m) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

             (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq Small Cap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

             (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

             (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

          (n) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (o) "Israeli Plan" means the Company's Israeli Employees Stock Option Plan.

          (p) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

          (q) "Notice of Grant" means a written or electronic notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

          (r) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (s) "Option" means a stock option granted pursuant to the Plan.

          (t) "Option Agreement" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

          (u) "Option Exchange Program" means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

          (v) "Optioned Stock" means the Common Stock subject to an Option or Stock Purchase Right.

          (w) "Optionee" means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

          (x) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (y) "Plan" means this 1998 United States Stock Option Plan.

          (z) "Restricted Stock" means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 of the Plan.

          (aa) "Restricted Stock Purchase Agreement," means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

          (bb) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (cc) "Section 16(b)" means Section 16(b) of the Exchange Act.

          (dd) "Service Provider" means an Employee, Director or Consultant.

          (ee) "Share" means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

          (ff) "Stock Purchase Right" means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

          (gg) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is the sum of (a) 10,759,569 (after giving effect to the three-for-one reverse stock split of the Company's Shares in connection with the Company's initial public offering, and including additional Shares added to the Plan from the Company's 1996 U.S. Stock Option Plan and from one-time increases approved through and including July 1, 2001, but before giving effect to the "Evergreen Increase," as defined in this Section 3, effective July 1, 2000), plus (b) those additional Shares added to the Plan pursuant to the "Evergreen Increase," as defined in this Section 3. The Shares may be authorized, but unissued, or reacquired Common Stock.

     On July 1st of each year beginning in 2000, the number of Shares which may be optioned and sold under the Plan and the Israeli Plan shall automatically be increased by the lesser of (a) an aggregate amount equal to 1,960,000 Shares,
(b) 5% of the outstanding Shares on such date, or (c) an amount to be determined by the Board (the "Evergreen Increase"). The total annual increase will be allocated 70% to the Plan and 30% to the Israeli Plan, unless the Board determines a different allocation. Therefore, unless the Board determines a different allocation for the Evergreen Increase or limits the Evergreen Increase to a lesser amount, the amount of each Evergreen Increase will equal (i) for the Israeli Plan, the lesser of (a) 588,000 Shares and (b) 1.5% of the outstanding Shares on such date, and (ii) for the Plan, the lesser of (a) 1,372,000 Shares and (b) 3.5% of the Shares outstanding on such date.

     If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Trustee, pursuant to Section 11 hereunder, at their original purchase price, such Shares shall become available for future grant under the Plan.

     4.  Administration of the Plan.

     (a) Procedure.

          (i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.

          (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

          (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

          (iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

     (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

          (i) to determine the Fair Market Value;

          (ii) to select the Service Providers to whom Options and Stock Purchase Rights may be granted hereunder;

          (iii) to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

          (iv) to approve forms of agreement for use under the Plan;

          (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

          (vi) to reduce the exercise price of any Option or Stock Purchase Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right shall have declined since the date the Option or Stock Purchase Right was granted;

          (vii) to institute an Option Exchange Program;

          (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

          (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

          (x) to modify or amend each Option or Stock Purchase Right (subject to Section 15(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

          (xi) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

          (xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

          (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

     (c) Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

     5. Eligibility. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

     6.  Limitations.

     (a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

     (b) Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

     7. Term of Plan. Subject to Section 19 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 15 of the Plan.

     8. Term of Option. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

     9.  Option Exercise Price and Consideration.

     (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

          (i) In the case of an Incentive Stock Option

             (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

             (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

          (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

          (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

     (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

     (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the

Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

          (i) cash;

          (ii) check;

          (iii) promissory note;

          (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

          (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

          (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

          (vii) any combination of the foregoing methods of payment; or

          (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

     10.  Exercise of Option.

     (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

     An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

     Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

     (b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     (c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     (d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

     11.  Stock Purchase Rights.

     (a) For the purposes of this Section 11, the Company shall appoint a trustee (the "Trustee"), which shall act according to a Trust Agreement, in the form determined by the Administrator and according to the provisions set forth hereunder.

     (b) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

     (c) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Trustee a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or Disability), in accordance with the provisions of the Trust Agreement. The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement ("Repurchased Share") shall be the original price paid by the purchaser. The repurchase option shall lapse at a rate determined by the Administrator. The Repurchased Shares shall be held by the Trustee for future grant under the Plan, as shall be instructed by the Administrator.

     (d) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

     (e) Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

     12. Non-Transferability of Options and Stock Purchase Rights. Unless determined otherwise by the Administrator, an Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate.

     13. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

     (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

     (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

     (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully vested and exercisable for a period of fifteen
(15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

     14. Date of Grant. The date of grant of an Option or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

     15.  Amendment and Termination of the Plan.

     (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

     (b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

     (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

     16.  Conditions Upon Issuance of Shares.

     (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     (b) Investment Representations. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

     17. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     18. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     19. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

                            BACKWEB TECHNOLOGIES LTD.

             EXTRAORDINARY MEETING OF SHAREHOLDERS, February 28, 2002

P R O X Y  B A L L O T

            THIS PROXY/BALLOT IS SOLICITED ON BEHALF OF THE BOARD OF
                    DIRECTORS OF BACKWEB(R) TECHNOLOGIES LTD.

PROXY

        The undersigned revokes all previous proxies, acknowledges receipt of the notice of the Extraordinary Meeting of Shareholders to be held February 28, 2002 and the proxy statement related thereto and appoints Eli Barkat and Christopher Marshall, jointly and severally, the proxy of the undersigned, with full power of substitution, to vote all Ordinary Shares of BackWeb Technologies Ltd. which the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Extraordinary Meeting of Shareholders of the Company to be held at 3 Abba Hillel Street, Ramat Gan, Israel on February 28, 2002 at 9:00 a.m. local time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do it personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

VOTING BALLOT

        This card also serves as a ballot for shareholders of BackWeb Technologies Ltd. who have addresses in Israel and who direct the Company to consider this card as a ballot (as described in the proxy statement) by checking the box below. If any such shareholder does not check the box this proxy/ballot will be treated as a proxy.

I direct the Company to treat this proxy/ballot as a ballot. I hereby vote my ordinary shares of BackWeb Technologies Ltd. as specified on the reverse side of this card.

                                                       -------------------------
                                                              SEE REVERSE
CONTINUED AND TO BE SIGNED ON REVERSE SIDE                        SIDE
                                                       -------------------------


                                   DETACH HERE

Please mark votes as in this example.

        The Board of Directors recommends a vote FOR each of the matters listed below. This Proxy/Ballot, when properly executed, will be voted as specified below. This Proxy/Ballot will be voted FOR Proposals No. 1, 2, 3 and 4 if no specification is made.

1.  AMENDMENT TO 1998 U.S. STOCK OPTION PLAN

                                             FOR         AGAINST      ABSTAIN

2.  APPROVE AND AUTHORIZE BOARD TO OBTAIN
    EXEMPTION TO ALLOW COMPANY TO REPURCHASE
    ITS SHARES

                                             FOR         AGAINST      ABSTAIN

3.  RATIFICATION AND APPROVAL OF GRANT OF STOCK OPTIONS TO
    CHIEF EXECUTIVE OFFICER

                                             FOR         AGAINST      ABSTAIN

4.  RATIFICATION AND APPROVAL OF GRANT OF STOCK OPTIONS TO
    MEMBERS OF THE BOARD OF DIRECTORS

                                             FOR         AGAINST      ABSTAIN

                                                               MARK HERE FOR
                                                               ADDRESS CHANGE
Address Change Information:                                    AND NOTE AT LEFT

Please sign your name exactly as it appears hereon. If acting as attorney, executor, trustee or in other representative capacity, sign name and title. By signing below, the undersigned confirms that he/she/it does not have a personal interest in the transaction described in Proposal Three, unless the box to the right is checked.

Signature:                                 Date:
          -------------------------------       ---------------


Signature:                                 Date:
          -------------------------------       ---------------


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